Exhibit 99-B.8.38
FORM OF
Amended and Restated
Administrative Services Agreement
Franklin Templeton Services, LLC
ING Life Insurance and Annuity Company
ING Insurance Company of America
ING USA Annuity and Life Insurance Company
ReliaStar Life Insurance Company

Amended and Restated

Administrative Services Agreement

Franklin Templeton Services, LLC

ING Life Insurance and Annuity Company

ING Insurance Company of America

ING USA Annuity and Life Insurance Company

ReliaStar Life Insurance Company

THIS AGREEMENT, by and between Franklin Templeton Services, LLC (the "Fund Administrator"), and ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company , ING Insurance Company of America (formerly Aetna Insurance Company of America, ING USA Annuity and Life Insurance Company (formerly Golden American Life Insurance Company and ReliaStar Life Insurance Company (each of which is referred to as the "Company"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust"), which Funds are specified in the Participation Agreement, as may be amended from time to time, among the Company, Directed Services, Inc., the Trust, and Franklin Templeton Distributors, Inc. (the "Underwriter"), among others, dated July 20, 2001 (the "Participation Agreement").

WHEREAS, Aetna Life Insurance and Annuity Company, Aetna Insurance Company of America and Franklin Services LLC have executed an Administrative Services Agreement as of July 20, 2001 (the "Aetna Agreement");

WHEREAS, Golden American Life Insurance Company and Franklin Services LLC have executed an Administrative Services Agreement as of January 2, 2002 (the "Golden American Agreement");

WHEREAS, each of the parties to the Aetna Agreement and Golden American Agreement wish to amend and restate their respective agreement in this Amended and Restated Administrative Services Agreement (the "Agreement") in order to reflect (i) their name change, (ii) an additional party to the Participation Agreement, and (iii) additions to portfolios and Contracts.

NOW, THEREFORE, in consideration of past and prospective business relations, each of the parties hereto agree as follows:

1. Administrative Services. Administrative services for the Company's Separate Accounts (the "Account" or "Accounts") which invest in the Funds pursuant to the Participation Agreement, and administrative services for purchasers of variable life and annuity contracts (the "Contracts") issued by the Company through the Accounts, are and shall be the responsibility of the Company. Administrative services with respect to the Funds in which the Accounts invest, and for purchasers of shares of the Funds, are and shall be the responsibility of the Fund Administrator or its affiliates. The Company has agreed to assist the Fund Administrator, as the Fund Administrator may request from time to time, with the provision of administrative services ("Administrative Services") to the Funds, on a sub-administration basis, as they may relate to the investment in the Funds by the Accounts. It is anticipated that the Administrative Services may include, but may not be limited to, the services listed on Schedule A.

2. Administrative Expense Payments. The Fund Administrator recognizes the Company, on behalf of the Accounts, as the shareholder of shares of the Funds purchased under the Participation Agreement on behalf of the Accounts. The Fund Administrator further recognizes that it will derive a substantial administrative convenience by virtue of having the Company be the shareholder of record of shares of the Funds purchased under the Participation Agreement, rather than multiple shareholders having record ownership of such shares. The Fund Administrator recognizes that the Company will provide administrative services necessary to facilitate investment in the Funds.

In consideration of the Administrative Services provided by the Company and the administrative convenience resulting to the Fund Administrator described above, the Fund Administrator agrees to pay the Company a fee as set forth in Schedule B.

3. Computation of Administrative Expense Payments. The Fund Administrator will calculate and pay the Company a fee based on the average daily net assets for the preceding quarter, of shares of the Fund as to which the fee stated in Schedule B is to be calculated within thirty (30) days after the end of the three-month periods ending in January, April, July and October. Such payment will be by wire transfer unless the amount thereof is less than $500. Wire transfers will be sent to the bank account and in the manner specified by the Company. Such wire transfer will be separate from wire transfers of redemption proceeds and distributions. Amounts less than $500 shall be paid by check or by another method acceptable to both parties.

For purposes of this Paragraph 3, the average daily net asset value of the shares of a Fund will be based on the net assets reported by the Trust on behalf of each Fund to the Company. No adjustments will be made to such net assets to correct errors in the net asset value so reported for any day unless such error is corrected and the corrected net asset value per share is reported to the Company before 5:00 p.m. Eastern time on the first Business Day after the day to which the error relates. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

4. Confidentiality of Payment Rate. The Company acknowledges that the rate and amount of payments to be made to the Company under this Agreement are proprietary and confidential information of the Fund Administrator and its affiliates, and that disclosure of this information to third parties may cause damage to Fund Administrator or its affiliates. The Company agrees to take any and all reasonable actions to limit disclosure of this information to: (a) only those of its employees, officers, consultants and agents who need the information in order to perform their duties, and to notify such persons of the terms of this paragraph; and (b) sponsors of 457 and 403(b) plans that require you to disclose such information as a condition of considering the purchase of Contracts for which Portfolios are investment options. In the event any other party seeks to compel disclosure of confidential information through judicial or administrative process, then the Company shall promptly give the Fund Administrator written notice of such demand and, if requested by the Fund Administrator, shall cooperate in the Fund Administrator's efforts to challenge or limit any such disclosure. Violation of the confidentiality provision shall be grounds for immediate termination of the Agreement by the Fund Administrator in its sole discretion. Nothing in this Agreement shall prevent the Company from disclosing the existence of this Agreement in the Contracts' prospectuses or elsewhere.

5. Nature of Payments. The parties to this Agreement recognize and agree that the Fund Administrator's payments to the Company relate to Administrative Services only and do not constitute payment in any manner for investment advisory services, for costs of distribution of Contracts or of shares of the Fund, or for services that the Company is otherwise required to perform, and that these payments are not otherwise related to investment advisory or distribution services or expenses. The amount of the payments made by the Fund Administrator to the Company under this Agreement shall not be deemed to be conclusive with respect to actual administrative expenses incurred by the Company or savings of the Fund Administrator.

6. Notice. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth in Schedule C of this Agreement or at such other address as such party may from time to time specify in writing to the other party. The quarterly statements called for in Paragraph 3 above should be sent to the Fund Administrator at the address specified in Paragraph 3.

7. Termination. This Agreement may be terminated upon either: (1) thirty (30) days' written notice from one party to the other party; or (2) upon cessation of investment by the Account in the Fund pursuant to the Participation Agreement.

8. Representation. The Company represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to Administrative Services.

9. Amendment. This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

10. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such limitation shall not apply should the Fund Administrator cease to be the fund administrator for the Trust and the successor fund administrator for the Trust is willing to assume Fund Administrator's responsibilities hereunder.

11. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

12. Entire Agreement. This Agreement, together with the attached Schedules, contains the entire agreement among the parties with respect to the matters dealt with herein, and supersedes any prior or inconsistent agreements, documents, understandings or arrangements among the parties with respect to the subject matter of this Agreement.

13. Indemnification. This Agreement will be subject to the indemnification provisions of the Participation Agreement.

14. Arbitration. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association. Each party will pay its own costs and expenses. Judgment upon any arbitration award may be entered by any court having jurisdiction. This Agreement shall be interpreted in accordance with the laws of the state of California and shall be subject to any applicable federal securities laws.

15. Trust Not a Party. The parties to this Agreement acknowledge and agree that the Trust is not directly or indirectly a party to this Agreement. If, however, the Trust shall be so deemed, the parties to this Agreement acknowledge and agree that any liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied out of the assets of the Trust and that no trustee, officer, agent or holder of shares of beneficial interest of the Trust or any Fund will be personally liable for such liabilities. No Fund of the Trust will be liable for the obligations or liabilities of any other Fund.

THIS AGREEMENT, by and between Franklin Templeton Services, LLC (the "Fund Administrator"), and ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company , ING Insurance Company of America (formerly Aetna Insurance Company of America, ING USA Annuity and Life Insurance Company (formerly Golden American Life Insurance Company and ReliaStar Life Insurance Company (each of which is referred to as the "Company"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust"), which Funds are specified in the Participation Agreement, as may be amended from time to time, among the Company, Directed Services, Inc., the Trust, and Franklin Templeton Distributors, Inc. (the "Underwriter"), among others, dated July 20, 2001 (the "Participation Agreement").

WHEREAS, Aetna Life Insurance and Annuity Company, Aetna Insurance Company of America and Franklin Services LLC have executed an Administrative Services Agreement as of July 20, 2001 (the "Aetna Agreement");

WHEREAS, Golden American Life Insurance Company and Franklin Services LLC have executed an Administrative Services Agreement as of January 2, 2002 (the "Golden American Agreement");

WHEREAS, each of the parties to the Aetna Agreement and Golden American Agreement wish to amend and restate their respective agreement in this Amended and Restated Administrative Services Agreement (the "Agreement") in order to reflect (i) their name change, (ii) an additional party to the Participation Agreement, and (iii) additions to portfolios and Contracts.

NOW, THEREFORE, in consideration of past and prospective business relations, each of the parties hereto agree as follows:

1. Administrative Services. Administrative services for the Company's Separate Accounts (the "Account" or "Accounts") which invest in the Funds pursuant to the Participation Agreement, and administrative services for purchasers of variable life and annuity contracts (the "Contracts") issued by the Company through the Accounts, are and shall be the responsibility of the Company. Administrative services with respect to the Funds in which the Accounts invest, and for purchasers of shares of the Funds, are and shall be the responsibility of the Fund Administrator or its affiliates. The Company has agreed to assist the Fund Administrator, as the Fund Administrator may request from time to time, with the provision of administrative services ("Administrative Services") to the Funds, on a sub-administration basis, as they may relate to the investment in the Funds by the Accounts. It is anticipated that the Administrative Services may include, but may not be limited to, the services listed on Schedule A.

2. Administrative Expense Payments. The Fund Administrator recognizes the Company, on behalf of the Accounts, as the shareholder of shares of the Funds purchased under the Participation Agreement on behalf of the Accounts. The Fund Administrator further recognizes that it will derive a substantial administrative convenience by virtue of having the Company be the shareholder of record of shares of the Funds purchased under the Participation Agreement, rather than multiple shareholders having record ownership of such shares. The Fund Administrator recognizes that the Company will provide administrative services necessary to facilitate investment in the Funds.

In consideration of the Administrative Services provided by the Company and the administrative convenience resulting to the Fund Administrator described above, the Fund Administrator agrees to pay the Company a fee as set forth in Schedule B.

3. Computation of Administrative Expense Payments. The Fund Administrator will calculate and pay the Company a fee based on the average daily net assets for the preceding quarter, of shares of the Fund as to which the fee stated in Schedule B is to be calculated within thirty (30) days after the end of the three-month periods ending in January, April, July and October. Such payment will be by wire transfer unless the amount thereof is less than $500. Wire transfers will be sent to the bank account and in the manner specified by the Company. Such wire transfer will be separate from wire transfers of redemption proceeds and distributions. Amounts less than $500 shall be paid by check or by another method acceptable to both parties.

For purposes of this Paragraph 3, the average daily net asset value of the shares of a Fund will be based on the net assets reported by the Trust on behalf of each Fund to the Company. No adjustments will be made to such net assets to correct errors in the net asset value so reported for any day unless such error is corrected and the corrected net asset value per share is reported to the Company before 5:00 p.m. Eastern time on the first Business Day after the day to which the error relates. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

4. Confidentiality of Payment Rate. The Company acknowledges that the rate and amount of payments to be made to the Company under this Agreement are proprietary and confidential information of the Fund Administrator and its affiliates, and that disclosure of this information to third parties may cause damage to Fund Administrator or its affiliates. The Company agrees to take any and all reasonable actions to limit disclosure of this information to: (a) only those of its employees, officers, consultants and agents who need the information in order to perform their duties, and to notify such persons of the terms of this paragraph; and (b) sponsors of 457 and 403(b) plans that require you to disclose such information as a condition of considering the purchase of Contracts for which Portfolios are investment options. In the event any other party seeks to compel disclosure of confidential information through judicial or administrative process, then the Company shall promptly give the Fund Administrator written notice of such demand and, if requested by the Fund Administrator, shall cooperate in the Fund Administrator's efforts to challenge or limit any such disclosure. Violation of the confidentiality provision shall be grounds for immediate termination of the Agreement by the Fund Administrator in its sole discretion. Nothing in this Agreement shall prevent the Company from disclosing the existence of this Agreement in the Contracts' prospectuses or elsewhere.

5. Nature of Payments. The parties to this Agreement recognize and agree that the Fund Administrator's payments to the Company relate to Administrative Services only and do not constitute payment in any manner for investment advisory services, for costs of distribution of Contracts or of shares of the Fund, or for services that the Company is otherwise required to perform, and that these payments are not otherwise related to investment advisory or distribution services or expenses. The amount of the payments made by the Fund Administrator to the Company under this Agreement shall not be deemed to be conclusive with respect to actual administrative expenses incurred by the Company or savings of the Fund Administrator.

6. Notice. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth in Schedule C of this Agreement or at such other address as such party may from time to time specify in writing to the other party. The quarterly statements called for in Paragraph 3 above should be sent to the Fund Administrator at the address specified in Paragraph 3.

7. Termination. This Agreement may be terminated upon either: (1) thirty (30) days' written notice from one party to the other party; or (2) upon cessation of investment by the Account in the Fund pursuant to the Participation Agreement.

8. Representation. The Company represents and agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services, and will otherwise comply with all laws, rules and regulations applicable to Administrative Services.

9. Amendment. This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

10. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such limitation shall not apply should the Fund Administrator cease to be the fund administrator for the Trust and the successor fund administrator for the Trust is willing to assume Fund Administrator's responsibilities hereunder.

11. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

12. Entire Agreement. This Agreement, together with the attached Schedules, contains the entire agreement among the parties with respect to the matters dealt with herein, and supersedes any prior or inconsistent agreements, documents, understandings or arrangements among the parties with respect to the subject matter of this Agreement.

13. Indemnification. This Agreement will be subject to the indemnification provisions of the Participation Agreement.

14. Arbitration. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of the American Arbitration Association. Each party will pay its own costs and expenses. Judgment upon any arbitration award may be entered by any court having jurisdiction. This Agreement shall be interpreted in accordance with the laws of the state of California and shall be subject to any applicable federal securities laws.

15. Trust Not a Party. The parties to this Agreement acknowledge and agree that the Trust is not directly or indirectly a party to this Agreement. If, however, the Trust shall be so deemed, the parties to this Agreement acknowledge and agree that any liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied out of the assets of the Trust and that no trustee, officer, agent or holder of shares of beneficial interest of the Trust or any Fund will be personally liable for such liabilities. No Fund of the Trust will be liable for the obligations or liabilities of any other Fund.

[To Be Continued on Next Page]

This Agreement is executed as of this 3rd day of October, 2005.

The Fund Administrator:	Franklin Templeton Services, LLC By: Name: Scott M. Lee, CFA Title: Senior Vice President
The Company:	ING Life Insurance and Annuity Company
By: Name: Title:

ING Insurance Company of America
By: Name: Title:

ING USA Annuity and Life Insurance Company
By: Name: Title:
ReliaStar Life Insurance Company
By: Name: Title:

Schedule A

Administrative Services

Maintenance of Books and Records

Assist as necessary to maintain book entry records on behalf of the Funds regarding issuance to, transfer within (via net purchase orders) and redemption by the Accounts of Fund shares.

  Maintain general ledgers regarding the Accounts' holdings of Fund shares, coordinate and reconcile information, and coordinate maintenance of ledgers by financial institutions and other contract owner service providers.

Communication with the Funds

Serve as the designee of the Funds for receipt of purchase and redemption orders from the Account and to transmit such orders, and payment therefor, to the Funds.

Coordinate with the Funds' agents respecting daily valuation of the Funds' shares and the Accounts' units.

Purchase Orders

Determine net amount available for investment in the Funds.
Deposit receipts at the Funds' custodians (generally by wire transfer).
Notify the custodians of the estimated amount required to pay dividends or distributions.

Redemption Orders

Determine net amount required for redemptions by the Funds.
Notify the custodian and Funds of cash required to meet payments.

Purchase and redeem shares of the Funds on behalf of the Accounts at the then-current price in accordance with the terms of each Fund's then current prospectus.

  Assistance in enforcing procedures adopted on behalf of the Trust to reduce, discourage, or eliminate market timing transactions in a Fund's shares in order to reduce or eliminate adverse effects on a Fund or its shareholders.

Processing Distributions from the Funds

Process ordinary dividends and capital gains.

Reinvest the Funds' distributions.

Reports

  As requested by the Fund, periodic information reporting to the Funds, including, but not limited to, furnishing registration statements, prospectuses or private offering memorandum, statements of additional information, reports, solicitations for instructions, disclosure statements, sales or promotional materials and any other filings with the Securities and Exchange Commission with respect to the Accounts invested in the Funds, if necessary.

Periodic information reporting about the Funds to contract owners, including necessary delivery of the Funds' prospectus and annual and semi-annual reports.

Fund-related Contract Owner Services

  Maintain adequate fidelity bond or similar coverage for all Company officers, employees, investment advisors and other individuals or entities controlled by the Company who deal with the money and/or securities of the Funds.

Provide general information with respect to Fund inquiries (not including information about performance or related to sales).

Provide information regarding performance of the Funds and the subaccounts of the Accounts.

Oversee and assist the solicitation, counting and voting or contract owner voting interests in the Funds pursuant to Fund proxy statements.

Other Administrative Support

Provide other administrative and legal compliance support for the Funds as mutually agreed upon by the Company and the Funds or the Fund Administrator.

Relieve the Funds of other usual or incidental administrative services provided to individual contract owners.

Schedule A

Administrative Services

Maintenance of Books and Records
  Assist as necessary to maintain book entry records on behalf of the Funds regarding issuance to, transfer within (via net purchase orders) and redemption by the Accounts of Fund shares.
  Maintain general ledgers regarding the Accounts' holdings of Fund shares, coordinate and reconcile information, and coordinate maintenance of ledgers by financial institutions and other contract owner service providers.

Communication with the Funds
  Serve as the designee of the Funds for receipt of purchase and redemption orders from the Account and to transmit such orders, and payment therefor, to the Funds.
  Coordinate with the Funds' agents respecting daily valuation of the Funds' shares and the Accounts' units.
  Purchase Orders
  Determine net amount available for investment in the Funds.
  Deposit receipts at the Funds' custodians (generally by wire transfer).
  Notify the custodians of the estimated amount required to pay dividends or distributions.
  Redemption Orders
  Determine net amount required for redemptions by the Funds.
  Notify the custodian and Funds of cash required to meet payments.
  Purchase and redeem shares of the Funds on behalf of the Accounts at the then-current price in accordance with the terms of each Fund's then current prospectus.
  Assistance in enforcing procedures adopted on behalf of the Trust to reduce, discourage, or eliminate market timing transactions in a Fund's shares in order to reduce or eliminate adverse effects on a Fund or its shareholders.

Processing Distributions from the Funds
  Process ordinary dividends and capital gains.
  Reinvest the Funds' distributions.

Reports
  As requested by the Fund, periodic information reporting to the Funds, including, but not limited to, furnishing registration statements, prospectuses or private offering memorandum, statements of additional information, reports, solicitations for instructions, disclosure statements, sales or promotional materials and any other filings with the Securities and Exchange Commission with respect to the Accounts invested in the Funds, if necessary.
  Periodic information reporting about the Funds to contract owners, including necessary delivery of the Funds' prospectus and annual and semi-annual reports.

Fund-related Contract Owner Services
  Maintain adequate fidelity bond or similar coverage for all Company officers, employees, investment advisors and other individuals or entities controlled by the Company who deal with the money and/or securities of the Funds.
  Provide general information with respect to Fund inquiries (not including information about performance or related to sales).
  Provide information regarding performance of the Funds and the subaccounts of the Accounts.
  Oversee and assist the solicitation, counting and voting or contract owner voting interests in the Funds pursuant to Fund proxy statements.

Other Administrative Support
  Provide other administrative and legal compliance support for the Funds as mutually agreed upon by the Company and the Funds or the Fund Administrator.
  Relieve the Funds of other usual or incidental administrative services provided to individual contract owners.

Schedule B

Administrative Expense Payments

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

Schedule B

Administrative Expense Payments

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company Name	Product Name	Funds of the Trust	Fee Rate	Date of beginning of period for computation of fee
	ING Life Insurance and Annuity Company	All products for which Funds of the Trust are investment options	Franklin Growth and Income Securities Fund Franklin Income Securities Fund Franklin Small-Mid Cap Growth Securities Fund Franklin U.S. Government Fund Franklin Small Cap Value Securities Fund Mutual Shares Securities Fund Templeton Developing Markets Securities Fund Templeton Growth Securities Fund Templeton Foreign Securities Fund	0.15%	07-01-01
	ING Insurance Company of America	All products for which Funds of the Trust are investment options		0.15%	07-01-01
	ING USA Annuity and Life Insurance Company	All products for which Funds of the Trust are investment options		0.15%	01-02-02
	ReliaStar Life Insurance Company	All products for which Funds of the Trust are investment options		0.15%	05-03-04

Schedule C

Addresses for Notices

If to the Company: ING Life Insurance and Annuity Company

ING Insurance Company of America

ReliaStar Life Insurance Company

151 Farmington Avenue, TS31

Hartford, CT 06156

Attention: Law Department/Prospectus Unit

Phone No.: 860 823-2257 or 2247

ING USA Annuity and Life Insurance Company

1475 Dunwoody Drive

West Chester, PA 19380

Attention: Linda E. Senker, Counsel

If to the Fund Administrator: Franklin Templeton Services, LLC

One Franklin Parkway, Bldg. 920, 2nd Floor

San Mateo, California 94403

Attention: Karen Skidmore

With a copy to: Franklin Templeton Investments

One Franklin Parkway, Bldg. 920, 2nd Floor

San Mateo, California 94403

Attention: General Counsel